Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY

OF A TRUSTEE PURSUANT TO SECTION 305 (b) (2)

U.S. BANK TRUST NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

13-3781471

(I. R. S. Employer

Identification No.)

100 Wall Street, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

For information, contact:

James P. Vellanti, Vice President

U.S. Bank Trust National Association

100 Wall Street, 16th Floor

New York, NY 10005

Telephone: (212) 361-2506

J.P. MORGAN CHASE & CO.

(Exact name of obligor as specified in its charter)

Delaware	13-2624428
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

270 Park Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES, PREFERRED SECURITIES, GUARANTEES

Item 1.	General Information.

Furnish the following information as to the trustee —

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency	Washington, D. C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibit 1.	Articles of Association of U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 1 of Form T-1, Registration No. 022-22485.

Exhibit 2.	Certificate of Authority to Commence Business for First Trust of New York, National Association now known as U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 2 of Form T-1, Registration No. 022-22485.

Exhibit 3.	Authorization to exercise corporate trust powers for U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 3 of Form T-1, Registration No. 022-22485.

Exhibit 4.	By-Laws of U.S. Bank Trust National Association, incorporated herein by reference to Exhibit 4 of Form T-1, Registration No. 022-22485.

Exhibit 5.	Not applicable.

Exhibit 6.	Consent of First Trust of New York, National Association now known as U.S. Bank Trust National Association, required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 of Form T-1, Registration No. 022-22485.

2

Exhibit 7.	Report of Condition of U.S. Bank Trust National Association, as of the close of business on march 31, 2004, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of June, 2004.

U.S. BANK TRUST
NATIONAL ASSOCIATION

By:	/S/ STACEY A. PAGLIARO
Stacey A. Pagliaro
Assistant Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of March 31, 2004

($000’s)

3/31/2004
Assets
Cash and Due From Depository Institutions	$384,222
Fixed Assets	532
Intangible Assets	113,634
Other Assets	28,853

Total Assets	$527,241

Liabilities

Other Liabilities	$16,579

Total Liabilities	$16,579

Equity
Common and Preferred Stock	$1,000
Surplus	505,932
Undivided Profits	3,730

Total Equity Capital	$510,662

Total Liabilities and Equity Capital	$527,241

To the best of the undersigned’s determination, as of this date the above financial information is true and correct.

U.S. Bank Trust National Association

By:	/s/ Stacey A. Pagliaro
Assistant Vice President

Date:  June 24, 2004